UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Supplement No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under § 240.14a-12

BioDelivery Sciences International, Inc.
(Name of Registrant as Specified In Its Charter) N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

EXPLANATORY NOTE

This Supplement No. 1 corrects an immaterial error in the Definitive Proxy Statement (the “Proxy Statement”) filed by BioDelivery Sciences International, Inc. (the “Company”) with the Securities and Exchange Commission on June 17, 2020 (the “Original Filing”). The Proxy Statement was filed in connection with the Company’s 2020 Annual Meeting of Stockholders to be held on Thursday, July 23, 2020 at 11:00 a.m. Eastern time (the “Annual Meeting”). Other than as described herein, all other items in the Original Filing remain unchanged.

SUPPLEMENT

The first sentence of the biography for Mark A. Sirgo included in Proposal 2 of the Proxy Statement is hereby corrected as follows:

Mark A. Sirgo, Pharm.D., age 66, has served as a member of our Board of Directors since August 2005.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.